UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018 (January 8, 2018)

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	46-3917807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(Address of Principal Executive Offices) (Zip Code)

(888) 295-7279

(Registrant’s Telephone Number, Including Area Code)

2130 N. Lincoln Park West, Suite 8N

Chicago, IL 60614

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement.

On January 8, 2018, Good Gaming, Inc. (the “Company”) executed the fourth amendment (the “Amendment”) to its Secured Promissory Note (the “Note”) which was originally issued to ViaOne Services, LLC (“ViaOne”) on November 30, 2016. The Amendment includes a provision, whereby ViaOne would have the opportunity to convert all or part of the Note into common stock of the Company (“Common Stock”) at the Conversion Rate as defined in the following formula:

Conversion Rate= Conversion Amount x125%

Conversion price

“Conversion Amount” means, with respect to the Note, the dollar amount of the Note that is being converted into shares of the Company’s Common Stock. “Conversion Price” means, with respect to the Note, the lower of (i) $0.05 per share; or (ii) the lower of the VWAP of the Common Stock on the Trading Day prior to the Conversion Date or the VWAP of the Common Stock on the Conversion Date, subject to changes as set forth in the Amendment. The Note now effectively has the same terms as the Company’s Series D Preferred Stock.

On January 8, 2018, upon execution of the Amendment, ViaOne delivered a treasury order issuance resolution to the Company to convert $200,000 of the principal amount of the Note into 8,333,333 shares of restricted Common Stock based on the VWAP formula.

On January 3, 2018, Intermissum Limited, an England and Wales company, and Alexander Ridley (each, a “Seller” and collectively, the “Sellers”) and the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Company purchased from the Sellers the following assets (“Purchased Assets”): Hardcore Games Server’s and all related domains, social media, github organizations, Hardcore Games trademarks (trademarks outside North America may be surrendered), Enjin sites, equipment, fixtures, machinery, tools, parts, supplies, and other similar tangible and intangible property associated with the Hardcore Games Server as specified in the Asset Purchase Agreement. The purchase price for the Purchased Assets is $4,250.00, which was paid on January 3, 2018 and the assumption of any lease obligations related to the Purchased Assets going forward. Any and all existing obligations related to such lease shall remain the responsibility of the Sellers.

The foregoing description of the terms of the Note and Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Note and Asset Purchase Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. Unless specified in this Current Report, capitalized terms have the meanings defined in the Note and Asset Purchase Agreement, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	the Fourth Amendment to the Secured Promissory Note

10.2	Asset Purchase Agreement dated January 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2018

Good Gaming, Inc.

By:	/s/ David B. Dorwart
Name:	David B. Dorwart
Title:	Chief Executive Officer